Exhibit 19(b)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, and accompanies the report on Form N-CSR for the period ended June 30, 2026 (the “Report”), of the Tax-Free Target Maturity Fund for Puerto Rico Residents, Inc.

Carlos V. Ubiñas and José Grau, of Tax Free Target Maturity Fund for Puerto Rico Residents, Inc., each certify that:

1.  This Form N-CSR filing for the Fund fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Carlos V. Ubiñas Carlos V. Ubiñas
Principal Executive Officer

By:	/s/ José Grau José Grau
Principal Financial Officer

Date:	September 3, 2026